  Exhibit 10.8

AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement (“Agreement”) between Mojang AB and Super League Gaming, Inc. is made and entered into as of September 12, 2017

RECITALS

WHEREAS, Mojang and SLG entered into, and now wish to amend and restate that certain License Agreement made as of August 1, 2016 (“Original Agreement”);

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT AND RESTATEMENT OF THE LICENSE AGREEMENT DATED AUGUST 1, 2016

1.
PARTIES

1.1
The parties to this Amended and Restated License Agreement (the “Agreement”) made as of September 12, 2017 (“Amended Effective Date”) are:

1.1.0
Mojang AB, a company with its principal place of business at Maria Skolgata 83 BV SE-118 53, Stockholm, Sweden (“Mojang”); and

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.1.1
Super League Gaming, Inc. (“SLG”) a Delaware corporation located at 2906 Colorado Ave., Santa Monica, CA 90404.

1.2
SLG and Mojang shall each be a “Party” and collectively shall be the “Parties” to this Agreement.

2.
RECITALS

2.1
Mojang owns and publishes Minecraft, a globally popular sandbox game that among other things enables players to build constructions out of textured cubes in a 3D procedurally generated world.

2.2
SLG operates recreational leagues for gamers of all ages to compete, socialize and play video games in movie theatres.

2.3
SLG desires a license from Mojang with respect to the use of Minecraft IP in a game league played within the Territory.

3.
DEFINITIONS

3.1
“Game” means Minecraft.

3.2
“Approved Advertising Content” means advertising, artwork and other content related to the Game that are approved in writing by Mojang to be used solely by SLG in Mojang-approved advertising, marketing and promotion of the Game.

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.3
“Approved Game Content” means the Minecraft mods created by SLG for Game Leagues that are approved in writing by Mojang.

3.4
“Authorized Users” means end users that have a valid and current end user license (including PC-based, mobile and other licenses) from Mojang to use and play the Game.

3.5
“Game League” means the practice, play and watch events that SLG operates in Gaming Venues with Authorized Users using Approved Game Content in the manner described in this Agreement.

3.6
“License” means the limited license provided by Mojang to SLG in Section 4.1.

3.7
“Minecraft IP” means the intellectual property owned by Mojang covering the Game, including the Minecraft Marks.

3.8
“Minecraft Marks” means the Minecraft trademarks, logos and/or symbols identified in Exhibit A, attached hereto.

3.9
“Gaming Venues” means movie theatres and, subject to Mojang’s prior written approval, other locations such as schools, arenas, and other physical locations in the Territory that enable SLG to perform Game Leagues.

3.10
“Term” means the period commencing with the Effective Date and ending upon the earlier of three (3) years from the Effective Date or the termination of this Agreement.

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.11
“Territory” means the fifty (50) States (including the Federal District of Columbia (DC)), within the United States, but specifically excluding any other territories or regions outside the fifty (50) States, plus Canada. The Territory may be modified by the parties by mutual agreement in writing.

4.
LICENSE

4.1
Subject to the terms and conditions of this Agreement, including SLG making timely payments pursuant to Sections 10 and 11, and SLG complying with Mojang’s trademark use guidelines at https://www.microsoft.com/en- us/legal/intellectualproperty/trademarks/usage/general.aspx (the “Trademark Guidelines”), Mojang grants SLG a non-exclusive, non-sublicensable, non- transferable, personal, limited license during the Term under the Minecraft IP solely to (i) reproduce, publicly display and publicly perform the Game and Approved Game Content to Authorized Users of the Game as part of a Game League, and (ii) display Approved Advertising Content solely in connection with Mojang-approved advertising, marketing and promotion of the Game League (collectively (i) and (ii) “Licensed Activities”).

4.2
The License is non-extendible, non-sublicensable, non-exclusive, non- transferable, and personal to SLG and shall not provide any enforcement rights to

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

any third parties. Mojang reserves all rights (and no one receives any rights) not expressly granted by the License. No additional rights (including any implied patent licenses, covenants, releases, immunities or other rights) are granted by the License, through implication, exhaustion, estoppel or otherwise. Without limiting the generality of the foregoing, the License does not include, and is conditioned upon no one, including SLG and the Authorized Users, receiving, any license, right, release or covenant to (a) sell, lease, license or distribute the Game or licenses to use the Game, (b) any intellectual property, products, services, technology, software, features or functionality not included in the Minecraft IP (e.g. related or enabling technologies or rights), or (c) encumber, license or sublicense the Minecraft IP.

5.
TRADEMARK USAGE

5.1
SLG acknowledges and agrees that Mojang owns the Minecraft Marks and all associated goodwill, and retains all right, title, and interest in and to the Minecraft Marks, and that all goodwill arising from use of the Minecraft Marks will inure to the benefit of Mojang. When using the Minecraft Marks as permitted herein, the activities, service or product to which Mojang’s goodwill is being associated by virtue of the Minecraft Mark usage will meet or exceed standards of quality and performance generally accepted in the industry for such activities, service or product. In the event Mojang reasonably believes such quality standards are not being met, or does not otherwise agree with SLG’s use of the Minecraft Marks, SLG will, as promptly as is commercially reasonable, correct any such deficiencies in its use of the Minecraft Marks and conformance to the quality standards. SLG will not use the Minecraft Marks in any manner that could diminish or otherwise damage Mojang’s goodwill. SLG will not adopt, use or register any corporate name, trade name, domain name, trademark, service mark or certification mark, or other designation confusingly similar to the Minecraft Marks. SLG will take reasonable steps to notify Mojang of any suspected infringement of or challenge to the Minecraft Marks of which it becomes aware.

6.
APPROVAL PROCESS

6.1
Process for Approving Materials and new Game League Activities. Prior to displaying any advertising, artwork or other content in connection with any advertising, marketing, promotion and/or sponsorships of the Game League and prior to using any Minecraft mods as part of the Licensed Activities (collectively, all of the foregoing, “Material”), SLG shall submit a sample of any Material to Mojang and seek approval of such Material as Approved Advertising Content or Approved Game Content, respectively, at least ten (10) business days prior to distributing, displaying, and/or otherwise using such Material. SLG shall not distribute, display, and/or otherwise use such Material without receiving Mojang’s prior written approval. Mojang may withhold its approval in its sole and absolute discretion. Prior to beginning any new Game League program (other than movie theater play and practice events), watch event, or other activity, SLG shall submit to Mojang a description of the program for Mojang’s written approval. If

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Mojang fails to respond to SLG’s request for approval within ten (10) business days, SLG’s request for approval shall be deemed denied by Mojang. If Mojang fails to respond within ten (10) business days, SLG may send a reminder email to Mojang within forty-eight (48) hours thereafter. SLG shall not be required to re- submit any previously approved Material for subsequent use.

7.
SLG OBLIGATIONS

7.1
SLG will use the Minecraft Marks only in accordance with the Trademark Guidelines and only in connection with the Licensed Activities as approved by Mojang.

7.2
SLG will maintain a dedicated, full-time employee who has deep experience in the Game and the gaming industry to manage Game League operations, liaise with Mojang on technology, marketing and other strategic matters, and ensure the Games Leagues are an authentic, player-focused experience.

7.3
SLG will operate the Game League and perform Licensed Activities in a manner that provides a beneficial user experience for Authorized Users at all times.

8.
MOJANG OBLIGATIONS

Mojang will respond to a reasonable number of requests for approval of Material in a commercially reasonable manner.

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.
COPPA COMPLIANCE

9.1
SLG will not place, display or post any materials depicting or using the Minecraft IP which contain or include any material which is unlawful, libelous, obscene, indecent, threatening, intimidating, or harassing. Additionally, SLG shall not feature, or permit any third-party to feature, any of the following in its advertising or promotions relating to the Game or the Game League:

9.1.1
Prescription or non-“over-the-counter” drugs.

9.1.2
Firearms, handguns, ammunition, or peripherals.

9.1.3
Pornography or pornographic products.

9.1.4
Tobacco, tobacco products, or paraphernalia.

9.1.5
Alcohol products or other intoxicants the sale or use of which is regulated by law.

9.1.6
Sellers or marketplaces of virtual items known to be counterfeit or illegal sellers thereof, or who are otherwise in breach of the Game’s terms of use.

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.1.7
Businesses engaged in gambling, wagering, bookmaking, or sports or esports betting, including fantasy sports or esports.

9.1.8
Specific sponsors or entities identified in writing by Mojang (email sufficient).

9.2 SLG shall strictly comply with the Children’s Online Privacy Policy Act of 1988 (“COPPA”) at all times.

10.
ROYALTIES

10.1
Game League Operations. SLG shall pay Mojang a royalty of (i) [*****] on the initial ten million dollars ($10,000,000.00 USD) of aggregate Game League Net Revenue accrued over the Term, and (ii) [*****] on all Game League Net Revenue beyond $10,000,000.00 USD accrued over the Term. “Net Revenue” means the gross amount of all Game League ticket sales and any other entry fees, charges, or amounts generated by the Game League, less merchant account processing fees and the amounts actually charged to SLG by Gaming Venues and Game League venue operators (the “Costs”). Calculations of Net Revenue shall be made on an individual Gaming Venue basis and SLG may not aggregate Costs across multiple Gaming Venues.

10.2
Advertising. SLG shall pay Mojang the sum of [*****] of gross revenue for all advertising sold by SLG relating to the Game League (“Advertising”).

10.3
Sponsorship. SLG shall pay Mojang the sum of [*****] of gross revenue for all sponsorship sold by SLG relating to the Game League (“Sponsorship”).

10.4
GAAP. All amounts calculated under this Agreement must be calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

11.
REPORTS & PAYMENT

11.1
No later than thirty (30) days after the end of each month during the Term, SLG shall send Mojang a detailed report to karin@mojang.com which shall include detailed information for: [*****].

11.2
Mojang will send SLG invoices reflecting amounts due to Mojang based on SLG’s reports. SLG shall pay the invoiced amounts within seven (7) calendar days of receipt of Mojang’s invoices. All payments will be made in U.S. Dollars by wire transfer into Mojang’s bank account specified below or such other bank account of Mojang in the U.S. as Mojang may specify in the invoice. SLG will bear any wire transfer fees charged by the transferred bank, and Mojang will bear any wire transfer fees charged by the receiving bank.

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Wiring Instructions:

[*****]

12.
AUDIT

12.1
SLG shall maintain and keep (at SLG’s principal place of business and at its sole expense), during the Term and for at least three (3) years after expiration or earlier termination of this Agreement, accurate books of accounting and records covering all matters and transactions related to this Agreement. Mojang and its duly authorized representative(s) shall have the right, upon reasonable notice and at all reasonable hours of the day, to examine and copy and otherwise audit said books of accounting, records and all other documents and materials in the possession or under the control of SLG with respect to all transactions related to this Agreement. In the event such inspection or audit discloses or reflects underpayment or other discrepancies totaling at least five percent (5%) of the amount due and payable to Mojang by SLG, then, without limiting any other rights or remedies that may be available to Mojang as a result of the same, SLG shall reimburse Mojang for all costs and expenses of such inspection or audit and shall pay Mojang such underpayment or other discrepancy within fifteen (15) days of the end of the inspection or audit.

13.
EXPENSES

Unless otherwise set forth in this Agreement, each Party will bear its own costs and expenses that are incurred in the performance of their obligations under this Agreement.

14.
TERM AND TERMINATION

14.1
Termination by Mojang. Mojang shall have the right to terminate this Agreement by providing written notice to SLG as follows:

14.1.1
For material breach by SLG upon expiration of a thirty (30) day cure period commencing from the date of notice of material breach, provided that such material breach is curable.

14.1.2
Immediately for any material breach by SLG if such material breach is uncurable.

14.1.3
Immediately in the event that SLG (i) files or has filed against it a petition in bankruptcy; (ii) is adjudged bankrupt; (iii) becomes insolvent; (iv)

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

makes an assignment for the benefit of creditors; (v) discontinues its business; or (vi) has a receiver appointed for it or its business who is not discharged within thirty (30) days.

14.1.4
For Mojang’s convenience at Mojang’s discretion by providing ninety
(90) days’ written notice to SLG.

14.2
The Term of this Agreement may only be extended upon consent of Mojang in writing at its discretion.

14.3
Upon expiration or termination of this Agreement, the License will terminate, SLG will immediately cease all use of the Minecraft IP and only the following Sections shall survive: Sections 1, 2, 3, 4.2, 5.1 (but only the first and penultimate sentences), 10 (but only with respect to payments for activities occurring during the Term), 11 (but only with respect to reporting and payments for activities occurring during the Term), 12 (but only for 3 years after the Term), 13, 14.3, 15, 16, 17, 18, 20, 21, and 22.

15.
CONFIDENTIALITY

15.1
Confidential Information. Each Party acknowledges that by reason of its relationship to the other Party under this Agreement it will have access to and acquire knowledge, material, data, systems and other information concerning the operation, business, financial affairs and intellectual property of the other Party that may not be accessible or known to the general public (referred to as “Confidential Information”).

15.2
No Disclosure/Use. Each Party agrees that it will: (i) maintain and preserve the confidentiality of all Confidential Information received from the other Party (the “Disclosing Party”), both orally and in writing, including taking such steps to protect the confidentiality of the Disclosing Party’s Confidential Information as the Party receiving such Confidential Information (the “Receiving Party”) takes to protect the confidentiality of its own confidential or proprietary information; provided, however, that in no instance shall the Receiving Party use less than a reasonable standard of care to protect the Disclosing Party’s Confidential Information; (ii) disclose such Confidential Information only to its own employees on a “need-to-know” basis, and only to those employees who have agreed to maintain the confidentiality thereof pursuant to a written agreement containing terms least as stringent as those set forth in this Agreement; (iii) not disclose such Confidential Information to any third party without the prior written consent of the Disclosing Party; provided, however, that each Party may disclose the financial terms of this Agreement to its legal and business advisors and to potential investors so long as such third parties agree to maintain the confidentiality of such Confidential Information. Each Receiving Party further agrees to use the Confidential Information of the Disclosing Party only for the purpose of performing its obligations under this Agreement. The Receiving Party’s obligation of confidentiality shall survive this Agreement for a period of

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

five (5) years from the date of its termination or expiration and thereafter shall terminate and be of no further force or effect; provided, however, that with respect to Confidential Information which constitutes a trade secret, such information shall remain confidential so long as such information continues to remain a trade secret. The Parties also mutually agree to (1) not alter or remove any identification or notice of any copyright, trademark, or other proprietary rights which indicates the ownership of any part of the Disclosing Party’s Confidential Information; and (2) notify the Disclosing Party of the circumstances surrounding any possession or use of the Confidential Information by any person or entity other than those authorized under this Agreement.

15.3
Exclusions. The confidentiality obligations of the Parties described above shall not apply to Confidential Information which the Receiving Party can prove: (i) has become a matter of public knowledge through no fault, action or omission of or by the Receiving Party; (ii) was rightfully in the Receiving Party’s possession prior to disclosure by the Disclosing Party; (iii) subsequent to disclosure by the Disclosing Party, was rightfully obtained by the Receiving Party from a third party who was lawfully in possession of such Confidential Information without restriction; (iv) was independently developed by the Receiving Party without resort to the Disclosing Party’s Confidential Information; or (v) must be disclosed by the Receiving Party pursuant to law, judicial order or any applicable regulation (including any applicable stock exchange rules and regulations); provided, however, that in the case of disclosures made in accordance with the foregoing clause (v), the Receiving Party must (unless prohibited by law) provide prior written notice to the Disclosing Party of any such legally required disclosure of the Disclosing Party’s Confidential Information as soon as practicable in order to afford the Disclosing Party an opportunity to seek a protective order, or, in the event that such order cannot be obtained, disclosure may be made in a manner intended to minimize or eliminate the disclosure of Confidential Information.

16.
PRIVACY AND DATA SECURITY

16.1
Privacy Laws. SLG shall at all times perform its obligations hereunder in accordance with SLG’s privacy policies, the requirements of any contracts or codes of conduct to which SLG is a party and any applicable laws or regulations related to the processing of Personal Data (as defined below) and/or the privacy of individual data subjects (collectively, “Privacy Laws”), including obtaining and at all times maintaining any appropriate registrations or certifications under such Privacy Laws.

16.2
Data Processing. For the purposes of this Agreement, “Personal Data” has the meaning set forth in applicable Privacy Laws, specifically including without limitation any and all personally identifiable information of Mojang customers or employees, as well any copies or corresponding reference files kept or made by SLG thereof in any format. To the extent SLG is required to process Personal Data, SLG expressly acknowledges and agrees that it will only process such

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Personal Data in accordance with terms and conditions of this Agreement and as necessary to perform its obligations hereunder.

16.3
Information Security. SLG shall establish, employ and at all times maintain physical, technical and administrative security safeguards and procedures sufficient to prevent any unauthorized processing of Personal Data and/or use, access, copying, exhibition, transmission or removal of Mojang’s Confidential Information from SLG’s facilities. SLG shall promptly provide Mojang with written descriptions of such procedures and policies upon request. Mojang shall have the right, upon reasonable prior written notice to SLG and during normal business hours, to conduct on-site security audits or otherwise inspect SLG’s facilities to confirm compliance with such security requirements.

17.
REPRESENTATIONS AND WARRANTIES

17.1
Standing; Due Authorization. SLG represents, warrants and covenants that it: (i) is an entity duly formed and/or organized and validly subsisting pursuant to the laws of its jurisdiction of formation and/or organization; (ii) is qualified to do business in the jurisdictions in which it operates the Game League; and (iii) has due authorization and authority to enter into this Agreement and to fully perform its obligations hereunder.

17.2
Performance. SLG represents and warrants that in performing its obligations hereunder, it shall at all times: (i) conduct itself in a professional manner in reasonable accordance with industry standards; and (ii) comply with all applicable laws, statutes, ordinances, rules, regulations and requirements of all governmental agencies and regulatory bodies.

18.
INDEMNITY

18.1
SLG will indemnify and hold harmless Mojang and any of its affiliates, subsidiaries, directors, officers, agents, employees, successors and assigns from and against any and all third party claims, actions, losses, damages and expenses (including reasonable, outside attorney fees) arising out of or caused by: (i) any failure by SLG to perform its obligations under this Agreement; (ii) the breach of any representation, warranty, and/or covenant made by SLG under this Agreement, and (iii) SLG performing Licensed Activities.

18.2
If any action is brought against Microsoft and/or its affiliates, subsidiaries, directors, officers, agents, employees, successors and assigns (the “Indemnified Party”) with respect to any allegation for which Microsoft seeks indemnity from SLG (the “Indemnifying Party”), Microsoft shall promptly notify the Indemnifying Party in writing. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party’s expense and in all reasonable respects, in connection with the defense of any such action. The Indemnifying Party shall conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and all other required steps or proceedings to settle or

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

defend any such action, including the employment of counsel and payment of all expenses; provided, however, the Indemnified Party shall have the right to employ separate counsel and jointly participate in the defense at the Indemnified Party’s sole expense. The Indemnifying Party shall not enter into any settlement that obligates the Indemnified Party to take any action or incur any expense without such Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

19.
INSURANCE

19.1
SLG shall secure and maintain, at its sole cost and expense, in connection with its obligations hereunder and operation of the Game League, all customary and necessary insurance policies, including comprehensive general liability insurance with limits of not less than One Million USD ($1,000,000) per occurrence / Two Million USD ($2,000,000) in the aggregate, employer’s liability insurance in a minimum amount of One Million USD ($1,000,000) per occurrence, automobile liability insurance in a minimum amount of One Million USD ($1,000,000) per occurrence, statutory worker’s compensation insurance and professional liability or cyber liability insurance (which shall include errors and omissions, media liability, privacy and network security insurance) with limits of not less than Two Million USD ($2,000,000) per occurrence / Two Million USD ($2,000,000) in the aggregate, which policies shall list Mojang as an additional insured (collectively, the “Insurance”). SLG shall deliver to Mojang a certificate evidencing the Insurance required by this section. SLG shall use an Insurance provider with an AM BEST ratings of at least A-VII.

20.
LIMITATION OF LIABILITY; DISCLAIMER

20.1
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, UNDER NO CIRCUMSTANCES SHALL MOJANG OR ITS AFFILIATES BE LIABLE TO SLG FOR (1) ANY CLAIMS OR DAMAGES UNDER THIS AGREEMENT REGARDLESS OF THEORY OF LIABILITY, WHETHER BASED UPON PRINCIPLES OF CONTRACT, WARRANTY, NEGLIGENCE OR OTHER TORT, BREACH OF ANY STATUTORY DUTY, PRINCIPLES OF INDEMNITY, THE FAILURE OF ANY LIMITED REMEDY TO ACHIEVE ITS ESSENTIAL PURPOSE OR OTHERWISE, OR (2) FOR ANY SPECIAL, CONSEQUENTIAL, RELIANCE, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER FORESEEABLE OR NOT, INCLUDING LOST PROFITS, REVENUE OR GOODWILL. IN NO EVENT SHALL MOJANG’S LIABILITY TO SLG ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE TOTAL AMOUNTS PAID BY SLG TO MOJANG HEREUNDER.

20.2
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, MOJANG DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY WITH RESPECT TO THE LICENSE, THE LICENSED ACTIVITES, AND THE MINECRAFT IP,

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

INCLUDING WITH RESPECT TO VALIDITY, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.

21.
DISPUTE RESOLUTION

21.1
Governing Law; Venue. This Agreement shall be interpreted and controlled first in accordance with the federal laws of the United States to the extent federal subject matter jurisdiction exists and second in accordance with the laws of the State of Washington without regard to its conflict of law rules. With respect to all civil actions or other legal or equitable proceedings directly arising between the Parties under this Agreement, the Parties consent to exclusive jurisdiction and venue in the United States District Court for the Western District of Washington (the “Forum”), unless no federal jurisdiction exists, in which case the Parties consent to exclusive jurisdiction and venue in the Washington state courts (the “Alternate Forum”). Each Party irrevocably consents to personal jurisdiction and waives the defense of forum non conveniens in the Forum, or Alternate Forum as applicable. Process may be served on the Parties in the manner authorized by applicable law or court rule.

21.2
Injunctive Relief. SLG agrees that in the event of any breach or alleged breach by SLG of any covenant or agreement in this Agreement, Mojang would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by it as a result of such breach and may not have adequate remedy at law in such event. SLG therefore agrees that, in addition to any other remedy available at law or in equity, in the event of such breach, Mojang shall be entitled to seek and receive specific performance and temporary, preliminary and permanent injunctive relief from violation of any of said covenants and agreements without the requirement of proving the amount of any actual damage to Mojang resulting or expected from such breach.

21.3
Attorney Fees. In any action arising out of or related to this Agreement, the prevailing Party shall be entitled to recover its costs and attorney fees reasonably incurred in connection with the dispute.

22.
MISCELLANEOUS

22.1
Assignment. SLG may not assign this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of Mojang, which may be withheld in Mojang’s sole discretion. Mojang may assign this Agreement to an affiliate of Mojang upon notice to SLG.

22.2
Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) on the date delivered in person or by courier, (b) on the date a Party responds via e-mail that it has received the other Party’s notice via e-mail, (c) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested; or (d) if sent or mailed by Federal Express (or other

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

nationally recognized) overnight delivery service, then as of the next business day. In each case, such notices and other communications shall be sent to a Party at the following addresses:

If to SLG:

Super League Gaming, Inc. 2906 Colorado Ave
Santa Monica, CA 90404 Attn: Ann Hand, CEO
Email: ann@superleague.com If to Mojang:

Mojang AB
Maria Skolgata 83 BV SE-118 53, Stockholm, Sweden Attn: Jonas Martennson
Email: jonas@mojang.com

With a copy to: Microsoft Corporation One Microsoft Way Redmond, WA 98052 Attn: Jeremy Snook
Email: jesnook@microsoft.com

22.3
Severability. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable only if it can be so amended without materially altering the intention of the Parties. If the intent of the Parties cannot be preserved, or if Section 4.2 or Section 20, in whole or in part, are found to be unenforceable, this Agreement shall terminate and become be null and void.

22.4
Waiver. Waiver by either of the Parties of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

22.5
Entire Agreement. This Agreement (including all exhibits attached hereto, which are incorporated herein by reference) constitutes the entire agreement between the Parties with respect to the subject matter hereto and all prior agreements and negotiations are merged herein. This Agreement may not be changed, modified, amended or supplemented, except in writing signed by both Parties.

22.6
Interpretation. The headings contained herein are for convenience and reference only, do not form a substantive part of this Agreement and in no way modify,

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

interpret or construe the intentions of the Parties. No provision of this Agreement shall be interpreted for or against any Party because that Party or its legal representative drafted such provision. The words “including” and/or “include” shall be interpreted without limitation when used in this Agreement. If this Agreement is translated into any language other than English, the English language version of this Agreement shall prevail. A reference to a statute or statutory provision herein is a reference to such statute or statutory provision as amended, extended or re-enacted from time to time.

22.7
Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one instrument. Authorized signatures transmitted by facsimile, email or electronic scan shall be effective.

22.8
Not Effective Until Execution. This Agreement shall have no force or effect, and nothing in this Agreement shall be binding upon Mojang and SLG, unless and until such time, if any, as this Agreement has been executed by an authorized signatory of Mojang and SLG, respectively.

22.9
Relationship. This Agreement does not create any worker or employer-employee relationship, partnership, joint venture, franchise or agency relationship between Mojang and SLG. Neither party nor any of its representatives may make any statement, representation, warranty or promise to the contrary or on behalf of the other party.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

MOJANG AB /s/ Jonas Martensson Signature Jonas Martensson Print Name Managing Director Title	SUPER LEAGUE GAMING, INC. /s/ Ann Hand Signature Ann Hand Print Name CEO Title

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

Minecraft Marks

1. MINECRAFT

2.

***** SUPER LEAGUE GAMING, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY [*****], BE AFFORDED CONFIDENTIAL TREATMENT. SUPER LEAGUE GAMING, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.